Table of Contents

The information in this preliminary prospectus supplement is not complete and may be changed.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-259454

Registration No. 333-227127

SUBJECT TO COMPLETION, DATED NOVEMBER 17, 2021

PROSPECTUS SUPPLEMENT

(To Prospectus dated October 19, 2021 and September 12, 2018)

               Shares

LANTRONIX, INC.

Common Stock

We are offering                shares of our common stock, par value $0.0001 per share.

Our common stock is listed on the Nasdaq Capital Market under the symbol “LTRX”. The last reported sale price of our common stock on November 16, 2021 was $8.75 per share.

Investing in our common stock involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” beginning on page S-10 of this prospectus supplement and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, which is incorporated by reference into this prospectus supplement and the accompanying prospectuses.

	Per Share	Total
Public offering price	$	$
Underwriting discount(1)	$	$
Proceeds, before expenses, to us	$	$
Proceeds, before expenses, to the selling stockholder	$	$

__________

(1) We have agreed to reimburse the underwriters for certain fees and expenses related to this offering. See “Underwriting.”

TL Investment GmbH (the “selling stockholder”) has granted the underwriters an option to purchase up to an additional                 shares of common stock from the selling stockholder during the 30-day period after the date of this prospectus supplement on the same terms and conditions as set forth in the table above. Bernhard Bruscha, our founder and former Chairman of the Board, is managing director of the selling stockholder and Dr. Heidi Nguyen, a member of our board of directors and Mr. Bruscha’s spouse, is Vice President and a director of the selling stockholder. We will not receive any of the proceeds from the shares of common stock sold by the selling stockholder, if any.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectuses are truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the shares of common stock is expected to be made on or about                   , 2021.

Joint Book-Running Managers

Canaccord Genuity	Craig-Hallum

The date of this prospectus supplement is                                     , 2021.

PROSPECTUS (OCTOBER 19, 2021)

PROSPECTUS (SEPTEMBER 12, 2018)

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectuses, which provide more general information, some of which may not apply to this offering. The common stock described in this prospectus supplement is being offered pursuant to two shelf registration statements (File Nos. 333-259454 and 333-227127), which were declared effective by the Securities and Exchange Commission (the “SEC”) on October 19, 2021 and September 12, 2018, respectively. The accompanying prospectus, dated September 12, 2018, provides a more general description of the terms and conditions of the shares of common stock that may, from time to time, be sold by the selling stockholders identified in such prospectus under our resale registration statement on Form S-3 that we filed with the SEC. The accompanying prospectus, dated October 19, 2021, provides a more general description of the terms and conditions of the shares of common stock we may, from time to time, offer under our registration statement on Form S-3 that we filed with the SEC utilizing a “shelf” registration statement. This prospectus supplement also adds to, updates and changes information contained in the accompanying prospectuses. If information in this prospectus supplement is inconsistent with the accompanying prospectuses, you should rely on this prospectus supplement.

You should only rely on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectuses and, if applicable, any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we, the selling stockholder nor any of the underwriters have authorized anyone to provide you with different information. We, the selling stockholder and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we, the selling stockholder nor any of the underwriters are making an offer to sell the common stock described in this prospectus supplement in any state or jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

Before purchasing any common stock, you should carefully read both this prospectus supplement and the accompanying prospectuses, together with the additional information described under the headings “Where You Can Find More Information” and “Information We Incorporate by Reference” in this prospectus supplement. You should assume that the information contained in this prospectus supplement and the accompanying prospectuses or any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the date on its respective cover, and that any information incorporated by reference in such documents is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our common stock or possession or distribution of this prospectus supplement and the accompanying prospectuses in that jurisdiction. Persons who come into possession of this prospectus supplement and the accompanying prospectuses in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectuses applicable to that jurisdiction.

References in this prospectus supplement to the terms “we,” “us,” “our,” “the Company” or other similar terms refer to Lantronix, Inc. together with its subsidiaries.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. We also maintain a website located at www.lantronix.com, where these SEC filings and other information about the Company can be accessed, free of charge, as soon as reasonably practicable after we electronically file the information with, or furnish it to, the SEC. The information contained on or that can be accessed through our website does not constitute part of this prospectus supplement or the accompanying prospectuses, except for reports filed with the SEC that are specifically incorporated herein or therein by reference.

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INFORMATION WE INCORPORATE BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectuses, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference herein and therein is considered to be part of this prospectus supplement and the accompanying prospectuses. We incorporate by reference in this prospectus supplement the following documents and reports we filed with the SEC (other than, in each case, the portions that are deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended June 30, 2021, filed with the SEC on August 27, 2021 (our “Annual Report”);

•	the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on October 6, 2021 that were incorporated by reference into Part III of our Annual Report;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2021, filed with the SEC on November 12, 2021;

•	our Current Reports on Form 8-K filed with the SEC on August 2, 2021 (with respect to Items 1.01, 2.01, 2.03 and the corresponding portions of Item 9.01 only) (the “August 8-K”), September 15, 2021 (with respect to Item 5.02 only), November 8, 2021 and November 10, 2021 (with respect to Item 5.07 only) and Amendment No. 1 to the August 8-K filed with the SEC on August 11, 2021; and

•	the description of our common stock, par value $0.0001 per share, contained in Exhibit 4.1 to our Annual Report, which updated the description thereof contained in our Registration Statement on Form 8-A, filed with the SEC on August 2, 2000 (File No. 001-16027), and any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference herein the information contained in all other documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the portions that are deemed to have been furnished and not filed in accordance with SEC rules, unless otherwise indicated therein), on or after the date of this prospectus supplement and prior to the completion of the offering under this prospectus supplement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectuses to the extent a statement contained herein or in any other subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes that statement.

We will provide to each person, including any beneficial owner, to whom a prospectus supplement (or a notice of registration in lieu thereof) is delivered, a copy of any or all of the documents incorporated by reference in this prospectus supplement and the accompanying prospectuses (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference in the document requested) at no cost. Any such request can be made by writing or telephoning us at the following address and telephone number:

Lantronix, Inc.

Attn: Jeremy Whitaker

7535 Irvine Center Drive, Suite 100

Irvine, CA 92618

Telephone: (949) 453-3990

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectuses, including the documents incorporated by reference herein and therein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. In some cases, you can identify forward-looking statements by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “predict,” “project,” “potential,” “should,” “will,” or “would,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. We have based our forward-looking statements on our current expectations and projections about trends affecting our business and industry and other future events. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. Forward-looking statements are subject to substantial risks and uncertainties that could cause our results or experiences, or future business, financial condition, results of operations or performance, to differ materially from our historical results or those expressed or implied in any forward-looking statement contained in this prospectus supplement. Factors which could have a material adverse effect on our operations and future prospects or which could cause actual results to differ materially from our expectations include, but are not limited to: the impact of the COVID-19 pandemic, including the emergence of new more contagious and/or vaccine-resistant strains of the virus and the impact of vaccination efforts, including the efficacy and public acceptance of vaccinations, on our business, employees, supply and distribution chains and the global economy; the effects of negative or worsening regional and worldwide economic conditions or market instability on our business, including effects on purchasing decisions by our customers; our ability to continue to generate revenue from products sold into mature markets; our ability to successfully convert our backlog into revenue; our ability to mitigate any disruption in our and our suppliers’ and vendors’ supply chains; our ability to develop, market, and sell new products; our ability to succeed with our new software offerings; fluctuations in our revenue due to the project-based timing of orders from certain customers; unpredictable timing of our revenues due to the lengthy sales cycle for our products and services and potential delays in customer completion of projects; our ability to accurately forecast future demand for our products; delays in qualifying revisions of existing products; constraints or delays in the supply of, or quality control issues with, certain materials or components; difficulties associated with the delivery, quality or cost of our products from our contract manufacturers or suppliers; risks related to the outsourcing of manufacturing and international operations; difficulties associated with our distributors or resellers; intense competition in our industry and resultant downward price pressure; rises in inventory levels and inventory obsolescence; undetected software or hardware errors or defects in our products; cybersecurity risks; our ability to obtain appropriate industry certifications or approvals from governmental regulatory bodies; changes in applicable U.S. and foreign government laws, regulations, and tariffs; our ability to successfully implement our acquisitions strategy or integrate acquired companies; uncertainty as to the future profitability of acquired businesses, and delays in the realization of, or the failure to realize, any accretion from acquisition transactions; acquiring, managing and integrating new operations, businesses or assets, and the associated diversion of management attention or other related costs or difficulties; our ability to protect patents and other proprietary rights and avoid infringement of others’ proprietary technology rights; the level of our indebtedness, our ability to service our indebtedness and the restrictions in our debt agreements; our ability to attract and retain qualified management; and any additional factors included under “Risk Factors” in this prospectus supplement and in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2021, filed with SEC on November 12, 2021, including in the section entitled “Risk Factors” in Item 1A of Part I of such report, and in our other public filings with the SEC. In addition, actual results may differ as a result of additional risks and uncertainties of which we are currently unaware or which we do not currently view as material to our business. For these reasons, investors are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements we make speak only as of the date on which they are made. We expressly disclaim any intent or obligation to update any forward-looking statements after the date hereof to conform such statements to actual results or to changes in our opinions or expectations, except as required by applicable law or the rules of the Nasdaq Stock Market LLC. If we do update or correct any forward-looking statements, investors should not conclude that we will make additional updates or corrections.

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PROSPECTUS SUPPLEMENT SUMMARY

The information below is a summary of the more detailed information included in or incorporated by reference in this prospectus supplement and the accompanying prospectuses. You should read carefully the following summary together with the more detailed information contained in this prospectus supplement, the accompanying prospectuses, any free writing prospectus we may provide you in connection with this offering, and the information incorporated by reference herein and therein, including the risk factors described on page S-10 of this prospectus supplement and the “Risk Factors” section in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2021. This summary is not complete and does not contain all of the information you should consider when making your investment decision. This prospectus supplement relates only to this offering of common stock.

Our Company

Overview

Lantronix, Inc. is a global provider of software as a service (“SaaS”), engineering services, and hardware for Edge Computing, the Internet of Things (“IoT”), and Remote Environment Management (“REM”). We enable our customers to provide reliable and secure solutions while accelerating their time to market. Our products and services dramatically simplify operations through the creation, development, deployment, and management of customer projects at scale while providing quality, reliability and security.

We conduct our business globally and manage our sales teams by three geographic regions: the Americas; Europe, Middle East, and Africa; and Asia Pacific Japan.

Products and Solutions Overview

We organize our products and solutions into three product lines: IoT, REM and Other.

IoT

IoT Connectivity

Our IoT connectivity products typically connect to one or more existing machines or are built into new industrial devices to provide network connectivity. Our products are designed to enhance the value and utility of machines by making the data from the machines available to users, systems and processes or by controlling their properties and features over the network. Our IoT connectivity products may be embedded into new designs or attached to existing machines. These products include wired and wireless connections that enhance the value and utility of modern electronic systems and equipment by providing secure network connectivity, power for IoT end devices through Power over Ethernet (“PoE”), application hosting, protocol conversion, media conversion, secure access for distributed IoT deployments and many other functions.

IoT Compute

Our IoT compute products typically are embedded into a customer product, enabling advanced application functionality at the edge. Our products are designed to deliver advanced functionality and reduce time to market by leveraging our engineering expertise, engineering services, manufacturing experience, and strategic System on Chip partners. Our compute products are normally embedded into new designs. These products include application processing that delivers compute to meet customer needs for data transformation, computer vision, machine learning, augmented / virtual reality, audio / video aggregation and distribution, and custom applications at the edge. Many of the products are offered with software tools intended to further accelerate our customers’ time-to-market and increase their value add. Most of our IoT compute products are pre-certified in a number of countries thereby significantly reducing our original equipment manufacturer (“OEM”) customers’ regulatory certification costs and accelerating their time to market.

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IoT Telematics

Our IoT telematics products are typically integrated into an OEM’s or System Integrator’s (“SI”) products. Our smart tracking devices are designed to deliver robust data logging and positional tracking functionality and reliability for supply chain and logistics solutions. Our telematics devices are designed to be flexible in the field and offer a variety of connectivity options to suit the customers’ needs across 2G, 3G, 4G, and LTE cellular networks. These power efficient products are designed to support communications across interfaces and industrial protocols for vehicle, fleet, and asset tracking and management. Many of the products are offered with software tools intended to further accelerate our customers’ time-to-market and increase their value add. Most of our IoT Telematics products are pre-certified in a number of countries thereby significantly reducing our OEM customers’ regulatory certification costs and accelerating their time to market.

Engineering Services

We leverage our engineering expertise and product development best practices to deliver high quality, innovative products, cost-effectively and on time.

Our engineering services flexible business model allows for choosing turnkey product development or team augmentation for accelerating complex areas of product development such as: camera development and tuning, voice control, machine learning, artificial intelligence, computer vision, augmented / virtual reality, mechanical and radio-frequency design, thermal and power optimization, or in any specific area a customer needs assistance.

In addition to our production-ready edge computing solutions, we offer experienced multidisciplinary engineering services across complete aspects of IoT product development, including hardware engineering, software engineering, mechanical engineering, rapid prototyping, and quality assurance.

Software as a Service

Our SaaS platform provides single pane of glass management for IoT deployments. Our platform enables customers to easily deploy, monitor, manage, and automate across their global deployments, all from a single platform login. OEMs and SIs can leverage our platform multitenancy functionality for supporting a wide customer base while ensuring customer separation. Over the Air updates make it easy to ensure the latest security patches, firmware, and configurations are deployed and functional.

REM

Today, organizations are managing an ever-increasing number of devices and data on enterprise networks where 24/7 reliability is mission critical. REM allows for full comprehension and control of an IT deployment, across a range of sensors data (temperature, humidity, light, acceleration, open / close, etc.) providing status and alerting, automation, and remote control of devices and end stations. REM designs may be part of an out of band (“OOB”) or in band network design. OOB is a technique that uses a dedicated management network to access critical infrastructure components to ensure production independent management connectivity. REM allows organizations to effectively monitor, manage, and control their enterprise IT equipment and facilities (environments), either in or out of band, optimizing their IT support resources.

Our SaaS platform provides single pane of glass management for REM (and IoT) deployments. Our platform enables customers to easily deploy, monitor, manage, and automate across their global deployments, all from a single platform login, virtually connected as though directly on each device. Our platform eliminates the need to have 24/7 personnel on site, and makes it easy to see and drill into an issue quickly, even in large scale deployments.

Our REM product line includes OOB management, console management, power management, and IP connected keyboard-video-mouse products that provide remote access to IT and networking infrastructure deployed in test labs, data centers, branch offices, remote sites, and server rooms.

Other

We categorize products that are non-focus or end-of-life as Other.

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Recent Developments

CSI Acquisition

On August 2, 2021 we acquired the Transition Networks and Net2Edge businesses (the “TN Companies”) from Communication Systems, Inc. The TN Companies provide us with complementary IoT connectivity products and capabilities, including switching, PoE and media conversion and adapter products. In connection with the closing of the acquisition of the TN Companies, we entered into new loan agreements with Silicon Valley Bank (“SVB”) which included (i) a new term loan of $17,500,000 with an available revolving credit facility of up to $2,500,000 and (ii) a second term loan of $12,000,000.

Backlog

As of October 1, 2021, our hardware-only backlog was $42.8 million in aggregate, which represents orders requested by customers as well as orders that are scheduled to be shipped in future periods. There is no assurance that our customers will purchase all the orders represented in our backlog, or that orders scheduled to ship will ship when expected. Actual revenue may not equal our anticipated revenues for any given period based on our backlog, and therefore, our backlog is not necessarily indicative of the level of our future revenues.

Corporate Information

We were incorporated in California in 1989 and re-incorporated in Delaware in 2000. Our principal executive offices are located at 7535 Irvine Center Drive, Suite 100, Irvine, California 92618, and our telephone number is (949) 453-3990. We maintain a corporate website at www.lantronix.com. The contents of our website are not incorporated by reference into this prospectus supplement or the accompanying prospectuses and should not be considered to be a part of this prospectus supplement or the accompanying prospectuses or relied upon in connection herewith. References in this prospectus supplement to our website are to inactive textual references only.

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The Offering

Common stock offered by us:	shares.

Option to purchase additional shares from the selling stockholder:	The selling stockholder has granted the underwriters a 30-day option to purchase up to additional shares of our common stock at the public offering price, less the underwriting discount.

Common stock to be outstanding after this offering:	shares.

Use of proceeds:

We estimate that the net proceeds to us from this offering, after deducting the underwriting discount and estimated offering expenses payable by us, will be approximately $             million. We intend to use the net proceeds we receive from the sale of shares of our common stock in this offering for working capital and general corporate purposes, which may include, among other things, the repayment of existing indebtedness. See “Use of Proceeds.”

The selling stockholder will receive of all of the net proceeds from the sale of shares of common stock, if any, by it in this offering.

Risk factors:	Investing in our common stock involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” in this prospectus supplement, and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectuses for a discussion of certain factors to consider carefully before deciding to purchase any shares of our common stock.

Nasdaq Capital Market Symbol:	LTRX

The number of shares of our common stock to be outstanding immediately after this offering is based on 29,723,692 shares of our common stock outstanding as of September 30, 2021 and excludes:

•	1,623,928 shares of common stock issuable upon exercise of outstanding options to purchase shares of common stock under our stock incentive plans and individual inducement stock option agreements as of September 30, 2021 at a weighted average exercise price of $3.22 per share (of which options to acquire 1,163,928 shares of common stock were vested as of September 30, 2021);

•	817,151 shares of common stock issuable upon settlement of outstanding restricted stock units (“RSUs”) granted under our 2020 Performance Incentive Plan (“2020 Plan”) and individual inducement RSU agreements as of September 30, 2021;

•	2,218,349 shares of common stock reserved for future grant or issuance under the 2020 Plan;

•	250,080 shares of common stock reserved for future issuance under our 2013 Employee Stock Purchase Plan (“ESPP”); and

•	127,796 shares of common stock issuable at an exercise price of $4.695 per share pursuant to warrants issued to affiliates of SVB (the “SVB Warrants”).

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase additional shares of common stock from the selling stockholder.

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RISK FACTORS

Investing in our common stock involves significant risks. Before purchasing shares of our common stock, you should carefully consider the following risk factors, as well as the information under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2021, and the other information in this prospectus supplement and the accompanying prospectuses and the documents incorporated by reference herein and therein, each of which could materially adversely affect our operating results and financial condition. See “Information We Incorporate By Reference” and “Where You Can Find More Information” in this prospectus supplement. If any of these risks actually occurs, our business, results of operations and financial condition could suffer. In that case, the trading price of our common stock could decline, and you could lose all or part of your investment. Additional risks and uncertainties not currently known to us, or that we currently believe are immaterial, may also adversely affect our business, operating results and financial condition and the value of an investment in our common stock. In addition, past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods.

Risks Related to this Offering

If you purchase our common stock in this offering, you will incur immediate and substantial dilution in the book value of your shares.

If you invest in our common stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share upon completion of this offering. As of September 30, 2021, our net tangible book value was $0.27 per share. After giving effect to the issuance and sale of shares of common stock in this offering, and after deducting the underwriting discount and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2021 would have been $           million, or $           per share of our common stock. This represents an immediate increase in net tangible book value of $           per share to our existing stockholders, and an immediate dilution of $           per share to new investors purchasing in this offering. As a result of the dilution to new investors, these investors may receive significantly less than the purchase price paid in this offering in the event of a sale or liquidation of our business. In addition, if our outstanding options or the SVB Warrants are exercised, or if we issue RSUs or ESPP shares, you could experience further dilution. See “Dilution.”

The market price of our common stock may be volatile based on a number of factors, many of which are out of our control.

The market price of our common stock has been highly volatile. For example, for the period beginning January 4, 2021 and ending on November 16, 2021, our common stock experienced an intra-day trading high of $10.25 per share and a low of $4.06 per share. The market price of our common stock could be subject to wide fluctuations in response to a variety of factors, many of which are out of our control, including:

•	adverse changes in domestic or global economic, market and other conditions;
•	new products or services offered by our competitors;
•	our completion of or failure to complete significant one-time sales of our products;
•	actual or anticipated variations in quarterly operating results;
•	changes in financial estimates by securities analysts;
•	announcements of technological innovations;
•	our announcement of significant acquisitions, strategic partnerships, joint ventures or capital commitments;
•	conditions or trends in the industry;
•	additions or departures of key personnel;
•	increased competition from industry consolidation;
•	mergers and acquisitions; and
•	sales of common stock by our stockholders or us or repurchases of common stock by us.

In addition, the Nasdaq Capital Market often experiences price and volume fluctuations. These fluctuations often have been unrelated or disproportionate to the operating performance of companies listed on the Nasdaq Capital Market.

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Future sales, or the perception of future sales, of shares of our common stock could materially reduce the market price of our common stock.

Future issuances or sales of our common stock, or the perception in the market that the holders of a large number of our shares, including the selling stockholder, intend to sell such shares, could reduce the market price of our common stock. A substantial number of the outstanding shares of our common stock are, and the shares of common stock sold in this offering will be, freely tradable without restriction or further registration under the Securities Act. As of September 30, 2021, we had (i) outstanding options under our stock incentive plans and individual inducement stock option agreements to purchase 1,623,928 shares of common stock, (ii) RSUs to acquire 817,151 shares of common stock under our stock incentive plans and individual inducement RSU agreements, and (iii) the SVB Warrants to purchase 127,796 shares of common stock, which, in each case, if exercised, vested or settled, as applicable, will result in these additional shares becoming available for sale. Furthermore, as of September 30, 2021, 2,218,349 shares of our common stock were reserved for future issuance under the 2020 Plan and 250,080 shares of our common stock were reserved for future issuance under the ESPP.

Upon the completion of this offering and assuming no exercise by the underwriters of their option to purchase additional shares of common stock from the selling stockholder, 7,879,090 shares of our outstanding common stock beneficially owned by our executive officers, directors and certain of our other existing stockholders that are affiliated with our directors will be subject to lock-up agreements with the underwriters of this offering that restrict the sale of shares of our common stock by those parties for a period of 90 days after the date of this prospectus supplement. However, all of the shares sold in this offering and the remaining shares of our common stock outstanding prior to this offering will not be subject to lock-up agreements with the underwriters and, except to the extent such shares are held by our affiliates, will be freely tradable without restriction under the Securities Act. In addition, we have filed registration statements covering the resale of an aggregate of 4,141,748 shares of our common stock held by our directors or former directors, including 2,100,000 shares held by the selling stockholder. One of the registration statements of which this prospectus supplement and accompanying prospectus dated October 19, 2021 form a part also registered the issuance of sale of up to $100,000,000 in aggregate offering price of shares of our common stock, the remainder of which after deducting the shares of common stock issued and sold in this offering will be available to be issued and sold by us from time to time in the future. If these shares are sold, or if it is perceived that they may be sold, in the public market, the trading price of our common stock could decline.

In the future, we may issue shares of our common stock for a variety of corporate purposes, including capital raising activities, exercise of outstanding options, acquisitions of assets or technologies or for other purposes. The number of shares of our common stock that we may issue in the future may be significant as a percentage of our then-outstanding shares.

We do not intend to pay cash dividends.

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings for use in the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Additionally, our ability to pay dividends may be limited by restrictions on our ability to pay dividends and make certain other restricted payments under the terms of our present credit facilities and the agreements governing any indebtedness we may incur in the future. Accordingly, any return to investors is expected to come, if at all, only from potential increases in the price of our common stock, and investors may have to sell some or all of their shares of our common stock in order to generate cash flow from their investment.

We will have broad discretion as to the use of the proceeds we receive from this offering and may not use them effectively.

We will retain broad discretion to use the net proceeds to us from this offering for working capital and other general corporate purposes, which may include, among other things, the repayment of existing indebtedness. Pending these uses, we may temporarily use proceeds from this offering to invest in short-term, investment-grade, interest-bearing securities. Accordingly, you will be relying upon the judgment of our management with respect to the use of those net proceeds. Our management may spend a portion or all of the net proceeds we receive from this offering in ways that our stockholders may not desire or that may not yield a favorable return. The failure by our management to apply these funds effectively could harm our business.

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Anti-takeover provisions in our charter documents and under Delaware law could make an acquisition of us, which may be beneficial to our stockholders, more difficult and may prevent attempts by our stockholders to replace or remove our current management and limit the market price of our common stock.

Provisions in our amended and restated certificate of incorporation and amended and restated bylaws may have the effect of delaying or preventing a change of control or changes in our management. Our amended and restated certificate of incorporation and amended and restated bylaws, as applicable, include provisions that:

•	specify that special meetings of our stockholders may be called only by our board of directors, the chairperson of the board of directors, the chief executive officer or the president;
•	establish an advance notice procedure for stockholder approvals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors;
•	require that any action to be taken by our stockholders be effected at a duly called annual or special meeting and not by written consent;
•	specify that no stockholder is permitted to cumulate votes at any election of directors; and
•	require a supermajority vote of the stockholders to amend certain of the above-mentioned provisions and our amended and restated bylaws.

These provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors, which is responsible for appointing the members of our management. In addition, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which limits the ability of stockholders owning in excess of 15% of our outstanding voting stock to merge or combine with us.

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USE OF PROCEEDS

We estimate that the net proceeds to us from this offering, after deducting the underwriting discount and estimated offering expenses payable by us, will be approximately $             million.

We intend to use the net proceeds we receive from the sale of shares of our common stock in this offering for working capital and general corporate purposes, which may include, among other things, the repayment of existing indebtedness. We also may use a portion of the proceeds to finance potential future acquisitions and investments in companies or products that are complementary to our business if and when suitable opportunities arise; however, we currently have no commitments or agreements with respect to any such transactions.

Our management will have broad discretion in the allocation of the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds. Pending the uses described above, we plan to invest the net proceeds that we receive in this offering in short-term, investment-grade, interest-bearing securities.

We will not receive any of the proceeds from any sale of shares of our common stock in this offering by the selling stockholder.

S-12

SELLING STOCKHOLDER

The following table and footnotes set forth information with respect to the beneficial ownership of our common stock by the selling stockholder as of September 30, 2021, as adjusted to reflect the issuance and sale of shares of common stock by us and the selling stockholder as set forth on the cover page of this prospectus supplement. Percentage of beneficial ownership before this offering is based on 29,723,692 shares of our common stock outstanding as of September 30, 2021. Beneficial ownership is based on information furnished by the selling stockholder. Beneficial ownership and percentage ownership are determined in accordance with the rules of the SEC.

	Shares Beneficially Owned Prior to the Offering		Number of shares Being offered	Shares Beneficially Owned After the Offering (Assuming No Exercise of Option)		Shares Beneficially Owned After the Offering (Assuming Full Exercise of Option)
Selling Stockholder	Number of Shares	%		Number of Shares	%	Number of Shares	%
TL Investment GmbH (1)	6,120,880	20.6		6,120,880

_______________

(1)	Based on information known to us and a Form 4 filed by Mr. Bernhard Bruscha, our founder and former Chairman of the Board, with the SEC on May 21, 2021. Mr. Bruscha is the managing director of TL Investment GmbH and has sole voting and investment power with respect to these shares. Mr. Bruscha also holds 106,454 shares of our common stock directly, which are not included in the table above. In addition, Dr. Heidi Nguyen, a member of our board of directors, is Mr. Bruscha’s spouse and is Vice President and a director of TL Investment GmbH. Dr. Nguyen does not directly own any shares of our common stock. The principal address of TL Investment GmbH is Biesingerstr. 27, D-72070 Tuebingen, Germany.

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CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2021:

•	on an actual basis; and

•	on an as adjusted basis to give effect to the issuance and sale of our common stock in this offering, after deducting the underwriting discount and our estimated offering expenses.

You should read this table together with our consolidated financial statements and notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report and in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2021, which are incorporated by reference into this prospectus supplement and the accompanying prospectuses.

	As of September 30, 2021 (unaudited)
	Historical	As Adjusted
	(dollars in thousands, except share and per share data)
Cash and cash equivalents(1)	$10,270	$
Long term debt:
Term loan facility(2)	$29,500		$29,500
Total debt(1)	29,500		29,500
Stockholders’ equity:
Common stock, $0.0001 par value per share; 100,000,000 shares authorized as of September 30, 2021; 29,723,692 shares issued and outstanding on an actual basis and shares issued and outstanding on an as adjusted basis(2)	3
Additional paid-in capital	251,706
Accumulated deficit	(206,446)		(206,446)
Accumulated other comprehensive income	371		371
Total stockholders’ equity	45,634
Total capitalization	$75,134	$

_______________

(1)	As adjusted amounts do not reflect the $2,500,000 we borrowed under our revolving credit facility with SVB subsequent to September 30, 2021. See “Prospectus Supplement Summary – Recent Developments.”
(2)	Includes the $17,500,000 term loan and the $12,000,000 second term loan with SVB and excludes $910,000 of unamortized debt issuance costs. See “Prospectus Supplement Summary – Recent Developments.”

S-14

DILUTION

If you invest in our common stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share upon completion of this offering. As of September 30, 2021, our net tangible book value was approximately $8.0 million, or $0.27 per share. Net tangible book value per share is determined by dividing the number of our outstanding shares of common stock by our total tangible assets (total assets less intangible assets) less our total liabilities.

After giving effect to the issuance and sale of                shares of common stock in this offering, and after deducting the underwriting discount and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2021 would have been $             million, or $             per share of our common stock. This represents an immediate increase in net tangible book value of $           per share to our existing stockholders, and an immediate dilution of $           per share to new investors purchasing in this offering.

The following table illustrates this dilution on a per share basis:

Public offering price per share			$
Historical net tangible book value per share as of September 30, 2021		$0.27
Increase in as adjusted net tangible book value per share attributable to investors purchasing in this offering	$
As adjusted net tangible book value per share after this offering			$
Dilution per share to investors purchasing in this offering			$

The number of shares of our common stock to be outstanding immediately after this offering is based on 29,723,692 shares of our common stock outstanding as of September 30, 2021 and excludes:

•	1,623,928 shares of common stock issuable upon exercise of outstanding options to purchase shares of common stock under our stock incentive plans and individual inducement stock option agreements as of September 30, 2021 at a weighted average exercise price of $3.22 per share (of which options to acquire 1,163,928 shares of common stock were vested as of September 30, 2021);

•	817,151 shares of common stock issuable upon settlement of outstanding RSUs granted under our 2020 Plan and individual inducement RSU agreements as of September 30, 2021;

•	2,218,349 shares of common stock reserved for future grant or issuance under the 2020 Plan;

•	250,080 shares of common stock reserved for future issuance under our ESPP; and

•	127,796 shares of common stock issuable at an exercise price of $4.695 per share pursuant to the SVB Warrants.

In the future, we may issue shares of our common stock for a variety of corporate purposes, including in capital raising activities through future public offerings or private placements, in connection with the exercise of outstanding options, RSUs or other equity awards that may be issued pursuant to our employee benefit plans, pursuant to our ESPP, as consideration for future acquisitions, collaborations, partnerships or investments, or for other purposes. The number of shares of our common stock that we may issue in the future may be significant as a percentage of our then-outstanding shares. In some cases, the shares we issue may be freely tradable without restriction or further registration under the Securities Act. In other cases, we may grant registration rights covering the shares issued in connection with these issuances, in which case the holders of our common stock will have the right, under certain circumstances, to cause us to register any resale of such shares to the public.

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Underwriting

We are offering the shares of common stock described in this prospectus supplement and the accompanying prospectuses through the underwriters listed below. Canaccord Genuity LLC is acting as representative of the underwriters. The underwriters named below have agreed to buy, subject to the terms of the underwriting agreement, the number of shares of common stock listed opposite its name below. The underwriters are committed to purchase and pay for all of the shares if any are purchased, other than those shares covered by the option to purchase additional shares from the selling stockholder described below.

Underwriter	Number of Shares
Canaccord Genuity LLC
Craig-Hallum Capital Group LLC

The underwriters have advised us that they propose to offer the shares of common stock to the public at a price of $            per share. The underwriters propose to offer the shares of common stock to certain dealers at the same price less a concession of not more than $            per share. After the offering, these figures may be changed by the underwriters.

The shares sold in this offering are expected to be ready for delivery on or about                         , 2021, against payment in immediately available funds. The underwriters may reject all or part of any order.

The selling stockholder has granted to the underwriters an option to purchase up to an additional               shares of common stock from the selling stockholder at the same price to the public, and with the same underwriting discount, as set forth in the table below. The underwriters may exercise this option any time during the 30-day period after the date of this prospectus supplement. To the extent the underwriters exercise the option, the underwriters will become obligated, subject to certain conditions, to purchase the shares for which they exercise the option.

The table below summarizes the underwriting discount that we and the selling stockholder will pay to the underwriters. These amounts are shown assuming both no exercise and full exercise of the option to purchase additional shares. In addition to the underwriting discount, we have agreed to pay up to $           of the fees and expenses of the underwriters, which may include the fees and expenses of counsel to the underwriters. The fees and expenses of the underwriters that we have agreed to reimburse are not included in the underwriting discount set forth in the table below. The underwriting discount and reimbursable expenses the underwriters will receive were determined through arms’ length negotiations between us and the underwriters.

Total
	Per Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discount to be paid by us	$	$	$
Underwriting discount to be paid by the selling stockholder	$	$	$
Proceeds, before expenses, to us	$	$	$
Proceeds, before expenses, to the selling stockholder	$	$	$

We estimate that the total expenses of this offering, excluding the underwriting discount, will be $               . This includes $               of the fees and expenses of the underwriters. These expenses are payable by us.

We also have agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

No Sales of Similar Securities

We, each of our directors and executive officers and the selling stockholder have agreed not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any shares of common stock or any securities convertible into or exchangeable for shares of common stock, or to make any demand for or exercise any right with respect to, the registration of any common stock or any security convertible into or exercisable or exchangeable for common stock, without the prior written consent of Canaccord Genuity LLC for a period of 90 days after the date of this prospectus supplement. These lock-up agreements provide limited exceptions and their restrictions may be waived at any time by Canaccord Genuity LLC.

S-16

Price Stabilization, Short Positions and Penalty Bids

To facilitate this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock during and after the offering. Specifically, an underwriter may over-allot or otherwise create a short position in our common stock for its own account by selling more shares of common stock than we have sold to such underwriter. The underwriters may close out any short positions by either exercising their option to purchase additional shares or purchasing shares in the open market.

In addition, the underwriters may stabilize or maintain the price of our common stock by bidding for or purchasing shares in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to broker-dealers participating in this offering are reclaimed if shares previously distributed in this offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of our common stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of our common stock to the extent that it discourages resales of our common stock. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the Nasdaq Capital Market or otherwise and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriters and selling group members may also engage in passive market making transactions in our common stock on the Nasdaq Capital Market. Passive market making consists of displaying bids on the Nasdaq Capital Market limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of our common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Affiliations

The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriters may in the future receive customary fees and commissions for these transactions.

In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers, and such investment and securities activities may involve our securities and/or instruments. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Electronic Offer, Sale and Distribution

In connection with this offering, the underwriters or certain of the securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, the underwriters may facilitate Internet distribution for this offering to certain of its Internet subscription customers. The underwriters may allocate a limited number of shares for sale to its online brokerage customers. An electronic prospectus is available on the Internet websites maintained by any such underwriters. Other than the prospectus in electronic format, the information on the websites of the underwriters is not part of this prospectus supplement or the accompanying prospectus.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “LTRX.”

S-17

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Shareowner Services LLC.

Selling Restrictions

Canada.   The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area.   In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any shares of our common stock may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares of our common stock may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;
•	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representative for any such offer; or
•	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares of our common stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase any shares of our common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom.   The underwriters have represented and agreed that:

•	they have only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received in connection with the issue or sale of the shares of our common stock in circumstances in which Section 21(1) of the FSMA does not apply to us; and
•	they have complied and will comply with all applicable provisions of the FSMA with respect to anything done in relation to the shares of our common stock in, from or otherwise involving the United Kingdom.

S-18

Switzerland.   The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of shares.

Australia.   No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering.

This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

S-19

LEGAL MATTERS

Certain legal matters relating to the issuance and sale of common stock by us and the selling stockholder will be passed upon by O’Melveny & Myers LLP. Certain legal matters relating to this offering will be passed upon for the underwriters by Faegre Drinker Biddle & Reath LLP.

EXPERTS

The consolidated financial statements of Lantronix, Inc. as of June 30, 2021 and 2020 and for each of the years in the two-year period ended June 30, 2021 incorporated in this prospectus supplement by reference from the Lantronix, Inc. Annual Report on Form 10-K for the year ended June 30, 2021 have been audited by Baker Tilly US, LLP, an independent registered public accounting firm, as stated in their report thereon incorporated herein by reference, and have been incorporated by reference in this prospectus supplement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

The combined carve-out balance sheet of the Electronics & Software Segment of Communications Systems, Inc. as of December 31, 2020, and the related combined carve-out statements of operations and comprehensive income, changes in net investment, and cash flows for the year then ended, and the related notes to the combined carve-out financial statements (collectively, the “combined carve-out financial statements”) included in Lantronix, Inc.’s Current Report on Form 8-K/A filed with the SEC on August 11, 2021 have been audited by Baker Tilly US, LLP, independent auditors, as set forth in their report therein, and incorporated herein by reference. The combined carve-out financial statements contain an emphasis-of-matter paragraph that states that the accompanying combined carve-out financial statements reflect the assets, liabilities, revenue, and expenses directly attributable to the carved-out entities, as well as allocations deemed reasonable by management, to present the financial position, results of operations, changes in net investment, and cash flows in the combined carve-out financial statements. The combined carve-out financial statements have been incorporated herein by reference in reliance upon the report of Baker Tilly US, LLP given upon their authority as experts in accounting and auditing.

S-20

PROSPECTUS

Lantronix, Inc.

$100,000,000

Common Stock

We may from time to time offer and sell shares of our common stock in one or more offerings. The aggregate public offering price of the shares of common stock sold pursuant to this prospectus will not exceed $100,000,000.

This prospectus provides a general description of the common stock that we may offer. Each time any common stock is offered pursuant to this prospectus, we will provide specific information about the offered common stock in one or more supplements to this prospectus.

Prospectus supplements may also add, update or change information in this prospectus. If the information varies between this prospectus and any accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

Our common stock is listed on The Nasdaq Capital Market under the symbol “LTRX.”

You should carefully read this prospectus and any applicable prospectus supplement, together with the documents we incorporate by reference, before you invest in our common stock. This prospectus may not be used to offer and sell our common stock unless accompanied by a prospectus supplement describing the method and terms of the offering.

Investing in any of our common stock involves a high degree of risk. Please read carefully the section entitled “Risk Factors” on page 6 of this prospectus and the “Risk Factors” section contained in any applicable prospectus supplement and in the documents incorporated by reference in this prospectus before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 19, 2021

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell shares of our common stock described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the common stock that may be offered pursuant to the registration statement of which this prospectus forms a part. Each time we sell common stock pursuant to the registration statement of which this prospectus forms a part, a prospectus supplement will be provided that contains specific information about the terms of that offering and the common stock being sold in that offering. The prospectus supplement may also add to, update or change the information contained in or incorporated by reference in this prospectus. If information varies between this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

You should only rely on the information contained in or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized anyone to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell the common stock described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

Before purchasing any common stock, you should carefully read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information” and “Information We Incorporate by Reference.” You should assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to that jurisdiction.

References in this prospectus to the terms “we,” “us,” “our,” “the Company” or other similar terms refer to Lantronix, Inc. together with its subsidiaries.

1

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. This prospectus does not contain all of the information included in the registration statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. We also maintain a website located at www.lantronix.com, where these SEC filings and other information about the Company can be accessed, free of charge, as soon as reasonably practicable after we electronically file the information with, or furnish it to, the SEC. The information contained on or that can be accessed through our website does not constitute part of this prospectus, except for reports filed with the SEC that are specifically incorporated herein by reference.

Forms of any documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or will be filed through an amendment to our registration statement on Form S-3 or under cover of a Current Report on Form 8-K or other document filed with the SEC and incorporated into this prospectus by reference. Statements in this prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. The full registration statement, including exhibits thereto, may be obtained from the SEC or us as indicated above.

2

INFORMATION WE INCORPORATE BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent a statement contained in this prospectus or in any other subsequently filed document that is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. We incorporate by reference in this prospectus the following documents and reports we filed with the SEC (other than, in each case, the portions that are deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended June 30, 2021, filed with the SEC on August 27, 2021;

•	our Current Report on Form 8-K filed with the SEC on August 2, 2021 (with respect to Item 2.03 and the corresponding portions of Item 9.01 only) and Amendment No. 1 on Current Report on Form 8-K/A filed with the SEC on August 11, 2021; and

•	the description of our common stock, par value $0.0001 per share, contained in Exhibit 4.1 to our Annual Report on Form 10-K for the year ended June 30, 2021 (filed with the SEC on August 27, 2021), which updated the description thereof contained in our Registration Statement on Form 8-A, filed with the SEC on August 2, 2000 (File No. 001-16027), and any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference the information contained in all other documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the portions that are deemed to have been furnished and not filed in accordance with SEC rules, unless otherwise indicated therein), on or after the date of the registration statement of which this prospectus forms a part and prior to its effectiveness and prior to the completion of the offering of all securities under this prospectus and any prospectus supplement, including the portions of our Definitive Proxy Statement on Schedule 14A to be filed with the SEC within 120 days of our fiscal year end and that are to be incorporated by reference in Part III of our Annual Report on Form 10-K for the year ended June 30, 2021. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus and any accompanying prospectus supplement to the extent that a statement contained herein or therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any accompanying prospectus supplement. We will provide to each person, including any beneficial owner, to whom a prospectus (or a notice of registration in lieu thereof) is delivered, a copy of any or all of the documents incorporated by reference in this prospectus or any accompanying prospectus supplement (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference in the document requested) at no cost. Any such request can be made by writing or telephoning us at the following address and telephone number:

Lantronix, Inc.

Attn: Jeremy Whitaker

7535 Irvine Center Drive, Suite 100

Irvine, CA 92618

Telephone: (949) 453-3990

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. In some cases, you can identify forward-looking statements by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “predict,” “project,” “potential,” “should,” “will,” or “would,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. We have based our forward-looking statements on our current expectations and projections about trends affecting our business and industry and other future events. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. Forward-looking statements are subject to substantial risks and uncertainties that could cause our results or experiences, or future business, financial condition, results of operations or performance, to differ materially from our historical results or those expressed or implied in any forward-looking statement contained in this news release. Factors which could have a material adverse effect on our operations and future prospects or which could cause actual results to differ materially from our expectations include, but are not limited to: the impact of the COVID-19 pandemic, including the emergence of new more contagious and/or vaccine-resistant strains of the virus and the impact of vaccination efforts, including the efficacy and public acceptance of vaccinations, on our business, employees, supply and distribution chains and the global economy; the effects of negative or worsening regional and worldwide economic conditions or market instability on our business, including effects on purchasing decisions by our customers; our ability to continue to generate revenue from products sold into mature markets; our ability to develop, market, and sell new products; our ability to succeed with our new software offerings; fluctuations in our revenue due to the project-based timing of orders from certain customers; unpredictable timing of our revenues due to the lengthy sales cycle for our products and services and potential delays in customer completion of projects; our ability to accurately forecast future demand for our products; delays in qualifying revisions of existing products; constraints or delays in the supply of, or quality control issues with, certain materials or components; difficulties associated with the delivery, quality or cost of our products from our contract manufacturers or suppliers; risks related to the outsourcing of manufacturing and international operations; difficulties associated with our distributors or resellers; intense competition in our industry and resultant downward price pressure; rises in inventory levels and inventory obsolescence; undetected software or hardware errors or defects in our products; cybersecurity risks; our ability to obtain appropriate industry certifications or approvals from governmental regulatory bodies; changes in applicable U.S. and foreign government laws, regulations, and tariffs; our ability to successfully implement our acquisitions strategy or integrate acquired companies; uncertainty as to the future profitability of acquired businesses, and delays in the realization of, or the failure to realize, any accretion from acquisition transactions; acquiring, managing and integrating new operations, businesses or assets, and the associated diversion of management attention or other related costs or difficulties; our ability to protect patents and other proprietary rights and avoid infringement of others’ proprietary technology rights; the level of our indebtedness, our ability to service our indebtedness and the restrictions in our debt agreements; our ability to attract and retain qualified management; and any additional factors included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2021, filed with SEC on August 27, 2021, including in the section entitled “Risk Factors” in Item 1A of Part I of such report, and in our other public filings with the SEC, including in any prospectus supplement. In addition, actual results may differ as a result of additional risks and uncertainties of which we are currently unaware or which we do not currently view as material to our business. For these reasons, investors are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements we make speak only as of the date on which they are made. We expressly disclaim any intent or obligation to update any forward-looking statements after the date hereof to conform such statements to actual results or to changes in our opinions or expectations, except as required by applicable law or the rules of the Nasdaq Stock Market LLC. If we do update or correct any forward-looking statements, investors should not conclude that we will make additional updates or corrections.

4

ABOUT LANTRONIX, INC.

Lantronix, Inc. is a global provider of software as a service (“SaaS”), engineering services, and hardware for Edge Computing, the Internet of Things (“IoT”), and Remote Environment Management (“REM”). We enable our customers to provide reliable and secure solutions while accelerating their time to market. Our products and services dramatically simplify operations through the creation, development, deployment and management of customer projects at scale while providing quality, reliability and security.

Our portfolio of services and products address each layer of the IoT Stack including Collect, Connect, Compute, Control and Comprehend, enabling our customers to deploy successful IoT and REM solutions. Our services and products deliver a holistic approach, addressing our customers’ needs by integrating a SaaS management platform with custom application development layered on top of external and embedded hardware, enabling intelligent edge computing, secure communications (wired, Wi-Fi, and cellular), location and positional tracking, and environmental sensing and reporting.

With three decades of proven experience in creating robust industry and customer specific solutions, we are an innovator in enabling our customers to build new business models, leverage greater efficiencies and realize the possibilities of the IoT and REM. Lantronix’s solutions are deployed inside millions of machines at data centers, offices, and remote sites serving a wide range of industries, including energy, agriculture, medical, security, manufacturing, distribution, transportation, retail, financial, environmental, infrastructure and government.

We were incorporated in California in 1989 and reincorporated in Delaware in 2000.

Our principal executive offices are located at 7535 Irvine Center Drive, Suite 100, Irvine, California 92618, our telephone number is (949) 453-3990, and our website is www.lantronix.com. The information contained on or that can be accessed through our website does not constitute part of this prospectus, except for reports filed with the SEC that are specifically incorporated herein by reference.

5

RISK FACTORS

Investing in our common stock involves significant risks. Before making an investment decision, in addition to the other information contained in or incorporated by reference in this prospectus and any prospectus supplement, you should carefully consider the specific risks set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement. See “Where You Can Find More Information” and “Information We Incorporate by Reference.” If any of these risks actually occurs, our business, results of operations and financial condition could suffer. In that case, the trading price of our common stock could decline, and you could lose all or part of your investment. Additional risks and uncertainties not currently known to us, or that we currently believe are immaterial, may also adversely affect our business, operating results and financial condition and the value of an investment in our common stock. In addition, past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods.

6

USE OF PROCEEDS

We intend to use the net proceeds from the sale of any common stock covered by this prospectus as set forth in the applicable prospectus supplement. Pending any specific application, we may temporarily invest funds in short-term investments, including marketable securities.

7

DESCRIPTION OF CAPITAL STOCK

The following summary of the material features of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of our amended and restated certificate of incorporation (as amended and as in effect, our “Certificate of Incorporation”) and our amended and restated bylaws (as amended and as in effect, our “Bylaws”), each of which are filed as exhibits to the registration statement of which this prospectus is a part, as well as applicable provisions of the Delaware General Corporation Law.

Common Stock

We may issue shares of our common stock from time to time. We are authorized to issue up to 100,000,000 shares of common stock, par value $0.0001 per share. As of August 31, 2021, there were 29,153,912 shares of common stock issued and outstanding. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board out of funds legally available therefor. Upon the liquidation, dissolution, or winding up of the Company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and non-assessable. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we might designate in the future.

Preferred Stock

We are authorized to issue up to 5,000,000 shares of preferred stock, par value $0.0001 per share. As of August 31, 2021, no shares of our preferred stock were outstanding. Each share of preferred stock is entitled to the number of votes equal to the number of shares of common stock into which each share of preferred stock could be converted at the record date for determination of the stockholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited, such votes to be counted together with all other shares of stock having general voting power and not separately as a class. The terms of any series of preferred stock will be set forth in an amendment to our Certificate of Incorporation.

Delaware Law and Certain Certificate of Incorporation and Bylaw Provisions

Our Certificate of Incorporation and Bylaws contain a number of provisions that could make our acquisition by means of a tender or exchange offer, a proxy contest or otherwise more difficult. Certain of these provisions are summarized below:

•	Under our Bylaws, only the Board, the Chairperson of the Board, the chief executive officer or president (in the absence of a chief executive officer) may call special meetings of stockholders.

•	Our Bylaws establish advance notice procedures for stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board or a committee of the Board.

•	We are subject to the provisions of Section 203 of the Delaware General Corporation Law. Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within the prior three years did own, 15% or more of the corporation’s voting stock.

•	Our Certificate of Incorporation eliminates the right of stockholders to act by written consent without a meeting.

•	Our Certificate of Incorporation and Bylaws do not provide for cumulative voting in the election of directors.

The amendment of many of the provisions described above would require approval by holders of at least 66 2/3% of the outstanding shares of our common stock.

8

Nasdaq Capital Market

Our common stock is listed on the Nasdaq Capital Market and traded under the symbol “LTRX.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Shareowner Services, LLC.

9

PLAN OF DISTRIBUTION

We may offer and sell the common stock described in this prospectus from time to time in one or more transactions, including without limitation:

•	directly to one or more investors, including through a specific bidding, auction or other process;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	to one or more underwriters acting alone for resale to investors or to the public; or

•	through a combination of any of these methods or any other method permitted pursuant to applicable law.

In addition, the manner in which we may offer and sell some or all of the common stock described in this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

A prospectus supplement with respect to each offering of common stock will set forth the terms of the offering and the method of distribution of the common stock and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

•	the name or names of any underwriters, dealers or agents and the amounts of common stock underwritten or purchased by each of them, if any;

•	the purchase price of the common stock being offered and the net proceeds to be received by us from the sale;

•	any public offering price;

•	any over-allotment options under which the underwriters may purchase additional common stock from us;

•	any delayed delivery arrangements;

•	any underwriting discounts or commissions or agency fees and other items constituting compensation to underwriters, dealers or agents;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or markets on which the common stock offered in the prospectus supplement may be listed.

The offer and sale of the common stock described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

In connection with the sale of the common stock, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from common stock purchasers for whom they may act as agent. Underwriters may sell the common stock to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

Underwriters, dealers and agents participating in the common stock distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of common stock may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

10

Any common stock we sell pursuant to a prospectus supplement may or may not be listed on a national securities exchange. It is possible that one or more underwriters may make a market in the common stock, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered common stock.

In connection with any offering, the underwriters may purchase and sell common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing a decline in the market price of the common stock while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased common stock sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. Underwriters may engage in over-allotment. If any underwriters create a short position in the common stock in an offering in which they sell more common stock than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the common stock in the open market.

Underwriters, dealers or agents that participate in the offer of common stock, or their affiliates or associates, may have engaged or engage in transactions with and perform services for, us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

11

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters regarding the validity of the common stock to be offered by this prospectus will be passed upon for us by O’Melveny & Myers LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Lantronix, Inc. as of June 30, 2021 and 2020 and for each of the years in the  two-year period ended June 30, 2021 incorporated in this Prospectus by reference from the Lantronix, Inc. Annual Report on Form 10-K for the year ended June 30, 2021 have been audited by Baker Tilly US, LLP, an independent registered public accounting firm, as stated in their report thereon incorporated herein by reference, and have been incorporated by reference in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

The combined carve-out balance sheet of the Electronics & Software Segment of Communications Systems, Inc. as of December 31, 2020, and the related combined carve-out statements of operations, changes in net investment, and cash flows for the year then ended, and the related notes to the combined carve-out financial statements (collectively, the “combined carve-out financial statements”) included in Lantronix, Inc.’s Current Report on Form 8-K/A filed with the SEC on August 10, 2021 have been audited by Baker Tilly US, LLP, independent auditors, as set forth in their report therein, and incorporated herein by reference. The combined carve-out financial statements contain an emphasis-of-matter paragraph that states that the accompanying combined carve-out financial statements reflect the assets, liabilities, revenue, and expenses directly attributable to the carved out entities as well as allocations deemed reasonable by management to present the financial position, results of operations, changes in net investment, and cash flows in the combined carve-out financial statements. The combined carve-out financial statements have been incorporated herein by reference in reliance upon the report of Baker Tilly US, LLP given upon their authority as experts in accounting and auditing.

12

$35,000,000

LANTRONIX, INC.

of Common Stock

2,900,000 Shares of Common Stock

Offered by the Selling Stockholders

This prospectus relates to a primary offering by us, and a secondary offering by the selling stockholders.

We may from time to time offer and sell shares of our common stock in one or more offerings. The aggregate offering price of the shares of common stock that we may offer pursuant to this prospectus will not exceed $35,000,000.

This prospectus also relates to the offer and resale of up to an aggregate of 2,900,000 shares of our common stock held by the selling stockholders identified in this prospectus. The selling stockholders may sell any, all or none of the securities offered by this prospectus, and we do not know when or in what amount the selling stockholders may sell their shares of common stock hereunder following the effective date of this registration statement. We will not receive any proceeds from the resale of shares of our common stock by the selling stockholders.

This prospectus provides a general description of the shares of common stock that we and the selling stockholders may offer. Each time we sell shares of our common stock, we will provide the specific terms of the offering in a prospectus supplement. To the extent that any selling stockholder resells any securities, the selling stockholder may be required to provide you with a prospectus supplement containing specific information about the selling stockholder and the specific terms of the offering.

Any prospectus supplement that we or the selling stockholders provide to you may add, update or change information in this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference herein and therein, carefully before you invest in any securities.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

Our common stock is listed on the NASDAQ Capital Market under the symbol “LTRX.” On September 7, 2018, the last reported sale price for our common stock on the NASDAQ Capital Market was $5. 94 per share. The aggregate market value of our outstanding common stock held by non-affiliates calculated in accordance with General Instruction I.B.6 of Form S-3 is approximately $63.1 million. We have not offered any securities pursuant to General Instruction I.B.6 during the prior twelve calendar month period that ends on the date of this prospectus.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” ON PAGE 6 OF THIS PROSPECTUS, AS WELL AS THE RISKS AND UNCERTAINTIES DESCRIBED IN ANY APPLICABLE PROSPECTUS SUPPLEMENT AND IN THE DOCUMENTS THAT WE INCORPORATE BY REFERENCE HEREIN OR THEREIN.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 12, 2018.

2

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell shares of our common stock in one or more offerings. The aggregate offering price of the shares of common stock that we may offer pursuant to this prospectus will not exceed $35,000,000. This prospectus also relates to the offer and resale of up to an aggregate of 2,900,000 shares of our common stock held by the selling stockholders identified in this prospectus under the heading “Selling Stockholders”.

This prospectus provides a general description of the shares of common stock that we and the selling stockholders may offer. Each time we sell shares of our common stock, we will provide the specific terms of the offering in a prospectus supplement. To the extent that any selling stockholder resells any shares of our common stock, the selling stockholder s may be required to provide you with a prospectus supplement containing specific information about the selling stockholder and the specific terms of the offering. Any prospectus supplement that we or the selling stockholders provide to you may add, update or change information in this prospectus. To the extent there is a conflict between the information contained in this prospectus and any accompanying prospectus supplement, you should rely on the information in the prospectus supplement. This prospectus, together with any accompanying prospectus supplement, includes all material information relating to an offering pursuant to this registration statement. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference herein and therein, carefully before you invest in any securities.

You should rely only on the information contained in this prospectus, in any accompanying prospectus supplement, or in any document incorporated by reference herein or therein. We have not authorized anyone to provide you with any different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide to you.

The information contained in this prospectus, in any applicable prospectus supplement, and in the documents incorporated by reference herein or therein is accurate only as of the date such information is presented. Our business, financial condition, results of operations and future prospects may have changed since those respective dates.

This prospectus and any accompanying prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page 6 of this prospectus, as well as the risks and uncertainties described in any applicable prospectus supplement and in the documents that we incorporate by reference herein or therein.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered pursuant to this prospectus. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The registration statement can be read on the SEC’s website or at the SEC’s offices mentioned under the heading “Where You Can Find More Information.”

3

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus, any accompanying prospectus supplement, and the documents we incorporate by reference herein and therein, contain forward-looking statements within the meaning of the federal securities laws, which statements are subject to substantial risks and uncertainties. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this prospectus, any accompanying prospectus supplement, or the documents incorporated by reference in this prospectus or any accompanying prospectus supplement, are forward-looking statements. We have attempted to identify forward-looking statements by using words such as “may,” “believe,” “will,” “could,” “project,” “anticipate,” “expect,” “estimate,” “should,” “continue,” “potential,” “plan,” “forecasts,” “goal,” “seek,” “intend,” other forms of these words or similar words or expressions or the negative thereof. These forward-looking statements relate to, among other things:

•	predictions about our earnings, revenues, margins, expenses or other financial matters;
•	forecasts of our financial condition, results of operations, liquidity position, or working capital requirements;
•	the impact of changes to our share-based awards and any related changes to our share-based compensation expenses;
•	the impact of future offerings and sales of our debt or equity securities;
•	the impact of changes in our relationships with our customers;
•	plans or expectations with respect to our product development activities, business strategies or restructuring and expansion activities;
•	demand and growth of the market for our products or for the products of our competitors;
•	the impact of pending litigation, including outcomes of such litigation;
•	the impact of our response to and implementation of recent accounting pronouncements and changes in tax laws on our consolidated financial statements and the related disclosures;
•	unexpected changes in regulatory requirements, taxes, trade laws and tariffs;
•	our ability to comply with certain financial obligations in our loan agreement;
•	sufficiency of our internal controls and procedures;
•	expectations and results related to our plans to realign and reallocate our personnel and other resources; and
•	assumptions or estimates underlying any of the foregoing.

We have based our forward-looking statements on management’s current expectations and projections about trends affecting our business and industry and other future events. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. Forward-looking statements are subject to substantial risks and uncertainties that could cause our future business, financial condition, results of operations or performance to differ materially from our historical results or those expressed or implied in any forward-looking statement. Some of the risks and uncertainties that may cause actual results to differ from those expressed or implied in the forward-looking statements are described under the heading “Risk Factors” on page 6 of this prospectus, as well as the risks and uncertainties described in any applicable prospectus supplement and in the documents that we incorporate by reference herein or therein. In addition, actual results may differ as a result of additional risks and uncertainties of which we are currently unaware or which we do not currently view as material to our business.

You should read this prospectus in its entirety, together with any accompanying prospectus supplements, the documents that we file as exhibits to the registration statement of which this prospectus is a part, and the documents that we incorporate by reference into this prospectus and any accompanying prospectus supplements, in each case with the understanding that our future results may be materially different from what we currently expect. The forward-looking statements we make speak only as of the date on which they are made. We expressly disclaim any intent or obligation to update any forward-looking statements after the date hereof to conform such statements to actual results or to changes in our opinions or expectations, except as required by applicable law or the rules of the NASDAQ Stock Market. If we do update or correct any forward-looking statements, investors should not conclude that we will make additional updates or corrections.

We qualify all of our forward-looking statements by these cautionary statements.

4

ABOUT THE COMPANY

Lantronix, Inc. (the “Company,” “Lantronix,” “we,” “our,” or “us”) is a global provider of secure data access and management solutions for Internet of Things (“IoT”) assets. Our mission is to be the leading supplier of IoT solutions that enable companies to simplify the creation, deployment, and management of IoT projects while providing secure access to data for applications and people.

With more than 25 years of experience in creating information technology management and machine to machine technologies, Lantronix is an innovator in enabling our customers to build new business models and realize the possibilities of the IoT. Our connectivity solutions are deployed inside millions of machines and data centers serving a wide range of industries, including medical, security, industrial, transportation, retail, financial, environmental and government.

Our strategy is to leverage our networking and software development expertise to develop technologies that make it easier for our customers to participate in the IoT. We are primarily focused on the following market transitions:

•	the increasing role of wireless networks for IoT communication;
•	the desire to remotely access, monitor and manage machines and IT infrastructure assets; and
•	the increasing importance of security in IoT deployments.

We conduct our business globally and manage our sales teams by three geographic regions: the Americas; Europe, Middle East, and Africa; and Asia Pacific Japan.

Our principal executive offices are located at 7535 Irvine Center Drive, Suite 100, Irvine, California 92618, and our telephone number is (949) 453-3990. Our common stock is currently traded on the NASDAQ Capital Market under the symbol “LTRX.” We maintain a corporate website at www.lantronix.com. The contents of our website are not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus or relied upon in connection herewith.

We were incorporated in California in 1989 and reincorporated in Delaware in 2000.

5

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should review carefully the risks and uncertainties described under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2018, as filed with the SEC on August 23, 2018, which is incorporated by reference into this prospectus in its entirety, as well as the risks and uncertainties described in any prospectus supplement and any documents incorporated by reference herein or therein. Our business, financial condition or results of operations could be materially adversely affected by any of these risks and uncertainties. In addition, the trading price of our securities could decline due to any of these risks and uncertainties, and you may lose all or part of your investment. For more information, see the headings “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition or results of operations.

This prospectus and the documents we incorporate by reference into this prospectus contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in this prospectus and in the documents incorporated by reference into this prospectus. For more information, see the heading “Special Note Regarding Forward-Looking Information.”

6

USE OF PROCEEDS

Except as may be stated in any prospectus supplement, we intend to use the net proceeds we receive from the sale of our securities for general corporate purposes, which may include, among other things, working capital, repayment of indebtedness, financing of ongoing operating expenses, capital expenditures, and the financing of possible acquisitions. The specific allocations of the proceeds we receive from the sale of our securities will be described in any applicable prospectus supplement. Our management will have broad discretion in the allocation of the net proceeds of any offering. Pending the uses described above, we plan to invest the net proceeds that we receive in this offering in short-term, investment-grade, interest-bearing securities.

We will not receive any proceeds from the sale of shares of our common stock by selling stockholders.

7

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain any future earnings to fund our growth, and we do not anticipate declaring or paying any cash dividends in the foreseeable future. Any future determination to declare cash dividends will be made at the discretion of the board of directors, subject to applicable laws and provisions of our organizational documents, after taking into account our financial condition, results of operations, capital requirements, general business conditions and other factors that the board of directors may deem relevant.

8

THE SECURITIES WE MAY OFFER

We may from time to time offer and sell shares of our common stock in one or more offerings. The aggregate offering price of the shares of common stock that we may offer pursuant to this prospectus will not exceed $35,000,000.

This prospectus also relates to the offer and resale of up to an aggregate of 2,900,000 shares of our common stock held by the selling stockholders identified in this prospectus under the heading “Selling Stockholders”. The selling stockholders may sell any, all or none of the securities offered by this prospectus, and we do not know when or in what amount the selling stockholders may sell their shares of common stock hereunder following the effective date of this registration statement. We will not receive any proceeds from the resale of shares of our common stock by the selling stockholders.

This prospectus provides a general description of the shares of common stock that we and the selling stockholders may offer. Each time we sell shares of our common stock, we will provide the specific terms of the offering in a prospectus supplement. To the extent that any selling stockholder resells any securities, the selling stockholder may be required to provide you with a prospectus supplement containing specific information about the selling stockholder and the specific terms of the offering. This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

We or the selling stockholders may sell the securities to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth below under the heading “Plan of Distribution.” Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

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DESCRIPTION OF CAPITAL STOCK

The following is a summary of all material characteristics of our capital stock as set forth in our amended and restated certificate of incorporation (“Certificate of Incorporation”) and amended and restated bylaws (“Bylaws”). The summary does not purport to be complete and is qualified in its entirety by reference to our Certificate of Incorporation and Bylaws, copies of which have been filed as exhibits to our previous SEC filings. For more information, see the headings “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

Common Stock

We may issue shares of our common stock from time to time. We are authorized to issue up to 100,000,000 shares of common stock, par value $0.0001 per share. As of September 4, 2018, there were 18,948,725 shares of common stock issued and outstanding. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the board of directors out of funds legally available therefor. Upon the liquidation, dissolution, or winding up of the Company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and non-assessable. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we might designate in the future.

Preferred Stock

We are authorized to issue up to 5,000,000 shares of preferred stock, par value $0.0001 per share. As of September 4, 2018, no shares of our preferred stock were outstanding. Each share of preferred stock is entitled to the number of votes equal to the number of shares of common stock into which each share of preferred stock could be converted at the record date for determination of the stockholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited, such votes to be counted together with all other shares of stock having general voting power and not separately as a class. The terms of any series of preferred stock will be set forth in an amendment to our Certificate of Incorporation. This prospectus does not cover the offer or sale of any shares of our preferred stock.

Delaware Law and Certain Certificate of Incorporation and Bylaw Provisions

Our Certificate of Incorporation and Bylaws contain a number of provisions that could make our acquisition by means of a tender or exchange offer, a proxy contest or otherwise more difficult. Certain of these provisions are summarized below:

•	Under our Bylaws, only the board of directors, the chairperson of the board, the chief executive officer or president (in the absence of a chief executive officer) may call special meetings of stockholders.

•	Our Bylaws establish advance notice procedures for stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board.

•	We are subject to the provisions of Section 203 of the Delaware General Corporation Law. Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within the prior three years did own, 15% or more of the corporation’s voting stock.

•	Our Certificate of Incorporation eliminates the right of stockholders to act by written consent without a meeting.

•	Our Certificate of Incorporation and Bylaws do not provide for cumulative voting in the election of directors.

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The amendment of many of the provisions described above would require approval by holders of at least 66 2/3% of the outstanding shares of our common stock.

NASDAQ Capital Market

Our common stock is listed on the NASDAQ Capital Market and traded under the symbol “LTRX.” On September 7, 2018, the last reported sale price for our common stock on the NASDAQ Capital Market was $5.94 per share.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Shareowner Services, LLC.

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SELLING STOCKHOLDERS

This prospectus relates to the offer and resale of up to an aggregate of 2,900,000 shares of our common stock from time to time by the stockholders identified in the table below, which we refer to in this prospectus as the selling stockholders.

The table sets forth certain information with respect to each of the selling stockholders, including (i) the identity of the selling stockholder, (ii) the number of shares of our common stock beneficially owned by the selling stockholder before this offering, (iii) the number of shares of our common stock being offered by the selling stockholder in this offering, and (iv) the number and percentage of shares of our common stock beneficially owned by the selling stockholder upon completion of this offering, assuming that all of the shares being offered by this prospectus are sold. The footnotes accompanying the table provide additional information regarding the nature of any position, office or other material relationship that each selling stockholder has had with us within the past three years.

The information in the table and accompanying footnotes is based on information made available to us by the selling stockholders. Under applicable SEC rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power, and any shares of common stock which the person has the right to acquire within 60 days of September 4, 2018 through the exercise of any option, warrant or right, or through the conversion of any convertible security. The percentage of shares beneficially owned is based on 18,948,725 shares of common stock issued and outstanding as of September 4, 2018. Unless otherwise indicated in the footnotes to the table, and subject to community property laws where applicable, we believe that each of the selling stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

Selling Stockholder	Shares of Common Stock Beneficially Owned Before This Offering	Shares of Common Stock Being Offered in This Offering	Shares of Common Stock Beneficially Owned upon Completion of This Offering (1)	Percentage of Shares Beneficially Owned upon Completion of This Offering (1)
TL Investment GmbH (2)	6,120,880	2,100,000	4,020,880	21.2%
Hale Capital Partners, LP (3)	1,941,748	700,000	1,241,748	6.6%
Paul F. Folino (4)	215,863	100,000	115,863	*

*        Represents beneficial ownership of less than 1% of our outstanding shares.

(1)	Assumes that all shares of common stock being registered on behalf of the selling stockholders under the registration statement of which this prospectus forms a part are sold in this offering, and that none of the selling stockholders acquire additional shares of our common stock after the date of this prospectus and prior to completion of this offering.

(2)	Based upon information contained in a Form 4 filed by TL Investment GmbH with the SEC on March 9, 2016. According to the Form 4, Mr. Bruscha is the managing director of TL Investment GmbH and has sole voting and investment power with respect to these shares. Mr. Bruscha has served as a member of our Board of Directors since 2007, and has served as our Chairman of the Board since 2012.

(3)	Based upon information contained in a Schedule 13D filed jointly by Hale Capital Partners, LP (“HCP”) and Martin Hale, Jr. with the SEC on June 24, 2016. Mr. Hale is the Chief Executive Officer of HCP, and the sole owner and managing member of Hale Fund Partners, LLC, the general partner of HCP. In addition, Mr. Hale has served as a member of our Board of Directors since June 2016, and is currently a member of our Compensation Committee. See the information under the heading “Stock Purchase Agreement with Hale Capital” for additional information about the acquisition of our shares of common stock by HCP.

(4)	Shares beneficially owned include 84,895 shares issuable upon exercise of stock options that are exercisable within 60 days of September 4, 2018. Mr. Folino has served as a member of our Board of Directors since 2012, and is currently the Chairman of our Corporate Governance and Nominating Committee and a member of our Compensation Committee and Audit Committee.

All of the shares being registered for resale by the selling stockholders pursuant to this prospectus were issued and outstanding prior to the original date of filing of the registration statement of which this prospectus is a part.

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The registration of the shares of common stock set forth in the table does not mean that the selling stockholders will sell or otherwise dispose of all or any of those securities. The selling stockholders may sell any, all or none of the securities offered by this prospectus, and we do not know when or in what amount the selling stockholders may sell their shares of common stock hereunder following the effective date of this registration statement. Information concerning the selling stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus as required by SEC rules.

Stock Purchase Agreement with Hale Capital

In 2016, we entered into a Common Stock Purchase Agreement (the “Stock Purchase Agreement”) with, and consummated a private placement of 1,941,748 shares of our common stock to HCP. The offer and sale of the shares were not registered under the Securities Act in reliance on the exemption afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

In June 2016, pursuant to the terms of the Stock Purchase Agreement, we appointed Mr. Hale as a member of our Board of Directors.

Pursuant to the Stock Purchase Agreement, we agreed to file a registration statement registering the resale of the shares issued to HCP under the Stock Purchase Agreement. We previously filed a registration statement on Form S-3 with the SEC (Filing No. 333-215090), which was declared effective on January 10, 2017. HCP has not sold any shares pursuant to the registration statement.

We have customary obligations under the Stock Purchase Agreement to indemnify for losses incurred by the initial selling stockholder in connection with any untrue statements of material fact or material omissions in the registration statement and for certain violations of securities and other similar laws.

No Material Relationships

Except as described above, there are no material relationships between us and any of the selling stockholders, and there have been no material relationships within the past three years. In addition, we have been advised that none of the selling stockholders is, or is affiliated with, any broker-dealer or underwriter.

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PLAN OF DISTRIBUTION

We or any selling stockholders may sell the securities offered through this prospectus from time to time in any manner permitted by the Securities Act, including:

•	through agents;
•	to or through underwriters;
•	to or through broker-dealers (acting as agent or principal);
•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;
•	directly to purchasers, through a specific bidding or auction process or otherwise; and/or
•	through a combination of any of these methods.

Agents, underwriters or broker-dealers may be paid compensation for offering and selling securities on behalf of us or the selling stockholders. That compensation may be in the form of discounts, concessions or commissions to be received from us or the selling stockholders, from the purchasers of the securities or from both us and the purchasers. Any underwriters, dealers, agents or other investors participating in the distribution of the securities may be deemed to be “underwriters,” as that term is defined in the Securities Act, and compensation and profits received by them on sale of the securities may be deemed to be underwriting commissions, as that term is defined in the rules promulgated under the Securities Act.

Each time we or any selling stockholders sell securities, we or any selling stockholders will describe the method of distribution of the securities in the prospectus supplement relating to such transaction. The applicable prospectus supplement will describe the terms of the offering and will, to the extent applicable, describe or identify:

•	the purchase price of the securities;
•	the names of any underwriters or agents;
•	any compensation in the form of discounts, concessions, commissions or otherwise received from us or the selling stockholders by each such underwriter or agent and in the aggregate to all underwriters and agents;
•	the net proceeds from the sale of the securities;
•	if applicable, the names of the selling stockholders;
•	the amounts underwritten or to be sold through the agent;
•	the nature of the underwriter’s or agent’s obligation to take the securities; and
•	any delayed delivery arrangements.

The securities may be sold at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The distribution of the securities may be effected from time to time in one or more transactions, by means of one or more of the following transactions, which may include cross or block trades:

•	transactions on the NASDAQ Capital Market or any other organized market where the securities may be traded;
•	in the over-the-counter market;
•	in negotiated transactions; or
•	under delayed delivery contracts or other contractual commitments.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. Our securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. This prospectus and the prospectus supplement will be used by the underwriters to resell the securities.

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We may indemnify agents, underwriters and dealers against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. Agents, underwriters or dealers, or their respective affiliates, may be customers of, engage in transactions with or perform services for us or our respective affiliates, in the ordinary course of business.

Certain persons participating in the offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (“Exchange Act”). We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” (or similar heading) in the applicable prospectus supplement.

To comply with the securities laws of certain states, if applicable, the securities offered by this prospectus will be offered and sold in those states only through registered or licensed brokers or dealers.

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LEGAL MATTERS

Certain legal matters, including the validity of the issuance of the securities offered by this prospectus will be passed upon for us by Stradling Yocca Carlson & Rauth, P.C., Newport Beach, California. Additional legal matters may be passed upon for us, or any underwriters, dealers or agents by counsel we will name in any applicable prospectus supplement.

EXPERTS

Squar Milner LLP, an independent registered public accounting firm, has audited the consolidated financial statements of Lantronix, Inc. included in our Annual Report on Form 10-K as of June 30, 2018 and 2017 and for the years then ended, as set forth in their report on our consolidated financial statements, which is incorporated by reference into this prospectus and elsewhere in this registration statement. Such consolidated financial statements of Lantronix, Inc. are incorporated by reference in reliance on Squar Milner LLP’s reports, given on the authority of such firm as experts in accounting and auditing.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference into this prospectus is considered part of this prospectus.

Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference into this prospectus automatically modifies and supersedes previously filed information, including information in previously filed documents or reports that have been incorporated by reference into this prospectus, to the extent the new information differs from or is inconsistent with the old information. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

We incorporate by reference, as of their respective dates of filing, the documents listed below that we have filed with the SEC and any future documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any documents filed after the date the registration statement of which this prospectus is a part is initially filed and prior to effectiveness of the registration statement, until the offering of the securities covered by this prospectus has been completed, other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules:

•	Our Annual Report on Form 10-K for the fiscal year ended June 30, 2018 (our “Annual Report”), filed with the SEC on August 23, 2018;

•	Our Amendment No. 1 to our Annual Report, filed with the SEC on September 10, 2018 (which provides the information required in Part III (Items 10 through 14) of Form 10-K);

•	Our Current Reports on Form 8-K filed with the SEC on August 10, 2018 and August 31, 2018; and

•	The description of our common stock set forth in the Registration Statement on Form 8-A filed with the SEC on August 2, 2000 (the “Form 8-A”), as well as the description of our common stock set forth in the Registration Statement on Form S-1, as amended (Filing No. 333-37508), which was originally filed with the SEC on May 19, 2000 (which description is incorporated by reference into the description of our common stock set forth in the Form 8-A), and any other amendment or report filed for the purpose of updating such description.

These filings have not been included in or delivered with this prospectus. We will provide to each person, including any beneficial owner to whom this prospectus is delivered, a copy of any document that is incorporated by reference into this prospectus. You may obtain a copy of these documents, at no cost, by contacting us using the following information: Lantronix, Inc., 7535 Irvine Center Drive, Suite 100, Irvine, California 92618, Attention: General Counsel.

Exhibits to the documents will not be sent, however, unless those exhibits have specifically been incorporated by reference into this prospectus.

You should rely only on the information contained in this prospectus, in any accompanying prospectus supplement, or in any document incorporated by reference herein or therein. We have not authorized anyone to provide you with any different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide to you. The information contained in this prospectus, in any applicable prospectus supplement, and in the documents incorporated by reference herein or therein is accurate only as of the date such information is presented. Our business, financial condition, results of operations and future prospects may have changed since those respective dates.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC also are available from the SEC’s website at www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically.

This prospectus is part of a registration statement that we filed with the SEC. As permitted by SEC rules, this prospectus and any accompanying prospectus supplement that we may file, which form a part of the registration statement, do not contain all of the information that is included in the registration statement. The registration statement contains more information regarding us and our securities, including certain exhibits. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

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Shares

LANTRONIX, INC.

Common Stock

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Canaccord Genuity

Craig-Hallum

                    , 2021